UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.    )

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CEDAR FAIR, L.P.

(Name of Registrant as Specified in Its Charter)

Q FUNDING III, L.P.
Q4 FUNDING, L.P.
PRUFROCK ONSHORE, L.P.
J ALFRED ONSHORE, LLC
STAR SPANGLED SPROCKETS, L.P.
EXCALIBUR DOMESTIC, LLC
GEOFFREY RAYNOR

(Name of Persons Filing Proxy Statement, if Other Than the Registrant)

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The following statements have been made to the press on behalf of Q Funding III, L.P. and Q4 Funding, L.P.:

"This is not our preferred path, but when we see this level of mismanagement, we're left with very little choice."

We are outspoken because we have lost faith in Cedar Fair's ability to make decisions that align with shareholder interests.

"Right now, we're three for three. With this last issue being so clear-cut, such a basic fundamental right of good corporate governance, we're confident that we'll get overwhelming support again."

THE PARTICIPANTS IN ANY POTENTIAL SOLICITATION OF PROXIES RELATING HERETO ARE THE SAME AS THE PARTICIPANTS IDENTIFIED IN THE PRELIMINARY PROXY STATEMENT FILED BY Q INVESTMENTS WITH RESPECT TO CEDAR FAIR, L.P. ON MARCH 3, 2011 (THE "PRELIMINARY PROXY STATEMENT"). ACCORDINGLY, UNITHOLDERS MAY OBTAIN ADDITIONAL INFORMATION REGARDING SUCH PARTICIPANTS AND THEIR INTERESTS FROM THE PRELIMINARY PROXY STATEMENT. UNITHOLDERS MAY OBTAIN A COPY OF THE PRELIMINARY PROXY STATEMENT AT NO CHARGE ON THE SECURITIES AND EXCHANGE COMMISSION'S WEBSITE AT HTTP://WWW.SEC.GOV.

UNITHOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY Q INVESTMENTS FROM THE UNITHOLDERS OF CEDAR FAIR, L.P. AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. AFTER THEY ARE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, UNITHOLDERS MAY OBTAIN A COPY OF THE DEFINITIVE PROXY STATEMENT AND OTHER PROXY MATERIALS AT NO CHARGE ON THE SECURITIES AND EXCHANGE COMMISSION'S WEBSITE AT HTTP://WWW.SEC.GOV.